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EXHIBIT NO. 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-112966 of Navistar International Corporation and Navistar Financial Corporation on Form S-3 of our reports dated December 18, 2003 included in the Annual Reports on Form 10-K of Navistar International Corporation and Navistar Financial Corporation for the year ended October 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

April 5, 2004
Chicago, Illinois

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  EXHIBIT NO. 23.1